Exhibit 99.1

DropCar and AYRO Stockholders Approve Merger

AYRO, Inc. Common Shares to Trade on NASDAQ under the Ticker Symbol “AYRO” Commencing May 29, 2020

Virtual “Town Hall” for Investors to Discuss AYRO Vehicle Roadmap and Strategic Partnership with Club Car Slated for June 2, 2020

NEW YORK, NY and AUSTIN, TX — May 28, 2020 — DropCar, Inc. (“DropCar”) (NASDAQ: DCAR) and AYRO, Inc. (“AYRO”) today announced that at DropCar’s special meeting of stockholders held on May 27, 2020, DropCar obtained sufficient votes for each proposal required to consummate the previously announced proposed merger between DropCar and AYRO. AYRO previously obtained a sufficient number of written consents from its stockholders to consummate the merger. Common shares of AYRO are expected to commence trading as NASDAQ: AYRO on May 29, 2020.

Rod Keller, Chief Executive of AYRO since 2017, who will become the Chief Executive Officer of the combined company, commented, “We are excited about the opportunity to introduce our company to the public, along with its line-up of light-duty electric vehicles, as well as our strategic partnership with Club Car®, a unit of Ingersoll Rand Inc. (NYSE: IR). Going public with a NASDAQ listing is an important milestone for our company, and we look forward to engaging with new investors to share our vision for AYRO and create value for our shareholders.”

Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 19, 2019, by and among DropCar, AYRO and ABC Merger Sub, Inc., a wholly owned subsidiary of DropCar (“Merger Sub”), Merger Sub will merge with and into AYRO (the “Merger”), with AYRO surviving the Merger as a direct wholly owned subsidiary of DropCar. Immediately prior to the Merger, AYRO will change its name to “AYRO Operating Company, Inc.” and DropCar will change its name to “AYRO, Inc.” Immediately following the Merger, the combined company will effect a reverse stock split of its common stock (the “Reverse Split”) and pay a stock dividend declared on the common stock to all shareholders of record as of the close of business on May 28, 2020 (following the effective time of the Merger) (the “Stock Dividend”), the net effect of which will result in a 1-for-5 reverse stock split of the combined company’s common stock. DropCar and AYRO made filings with the office of the Delaware Secretary of State (the “Secretary of State”) today in order to give effect to the name changes, the Reverse Stock Split and the Merger. DropCar and AYRO expect the name changes, the Reverse Stock Split, the Stock Dividend and the Merger to become effective after market hours on Thursday, May 28, 2020.

Concurrently with the closing of the Merger, DropCar will sell substantially all of the assets associated with its business of providing vehicle support, fleet logistics and concierge services for both consumers and the automotive industry to Spencer Richardson and David Newman, who currently serve as Chief Executive Officer of DropCar and Chief Business Development Officer of DropCar, respectively.

Subject to the aforementioned acceptance by the Secretary of State of the filings made by DropCar and AYRO, the combined company will be named “AYRO, Inc.” and expects to begin trading on the Nasdaq Capital Market under the symbol “AYRO” at the opening of trading on May 29, 2020 after giving effect to the Reverse Stock Split and the Stock Dividend. Effective with the aforementioned changes, a total of 12,482,298 AYRO basic common shares will be outstanding as of May 29, 2020, with the CUSIP number changing to 054748 108.

Palladium Capital Advisors, LLC acted as financial advisor to the parties in connection with the above transactions.

Virtual Town Hall Meeting

AYRO, Inc. will host a virtual “Town Hall” style investor event, to be broadcast live over the internet on June 2, 2020 at 8:30 AM ET. Rod Keller and Curt Smith, the company’s Chief Executive Officer and Chief Financial Officer, respectively, will lead the session and provide a shareholder update on the transaction and the company’s strategic growth plans as well as its strategic partnership with Club Car.

This virtual meeting is open to the public and will consist of a live broadcast audio and video stream with Q&A. All attendees are required to register to participate. Please access the registration link and follow the instructions which will be available on AYRO’s corporate website: www.ayro.com

Questions may also be submitted in advance by email to Peter Seltzberg, Investor Relations for AYRO, at pseltzberg@darrowir.com. A rebroadcast will also be made available to the public on Ayro’s corporate website and by request for those unable to attend the live event.

About AYRO

Texas-based AYRO, Inc., designs and delivers compact, emissions-free electric fleet solutions for use within urban and short-haul markets. Capable of accommodating a broad range of commercial and consumer requirements, AYRO’s vehicles are the emerging leaders of safe, affordable, efficient and sustainable logistical transportation. AYRO was founded in 2017 by entrepreneurs, investors, and executives with a passion to create sustainable urban electric vehicle solutions for Campus Management, Last Mile Delivery, Urban Commuting, and Closed Campus Transport. For more information, visit www.ayro.com.

To view our vehicles, visit: https://ayro.com/media

About DropCar

Founded and launched in New York City in 2015, DropCar (DCAR) offers its Vehicle Support Platform (VSP), a cloud-based platform and mobile apps that help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Consumers use DropCar’s mobile app to ease the cost and stress of owning a car in the city. Dealerships, fleet owners, OEMs and shared mobility companies use DropCar’s enterprise platform to reduce costs, streamline logistics and deepen relationships with customers. For more information, visit www.dropcar.com.

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IMportant Information For Investors and STOCKholders

In connection with the proposed transaction, DropCar has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of DropCar and a consent solicitation statement of AYRO that also constitutes a prospectus of DropCar. The registration statement was declared effective by the SEC on April 24, 2020 and the joint proxy statement of DropCar and consent solicitation statement of AYRO and prospectus was mailed to stockholders of DropCar and AYRO on or about April 27, 2020. All proposals set forth in the joint proxy statement of DropCar and consent solicitation statement of AYRO have been approved by DropCar’s and AYRO’s stockholders, respectively. DropCar and AYRO may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY AND CONSENT STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive joint proxy and consent solicitation statement/prospectus and other relevant documents filed by DropCar and AYRO with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by DropCar with the SEC are available free of charge on DropCar’s website at www.drop.car or by contacting DropCar Investor Relations.

DropCar and its directors and executive officers and AYRO and its directors and executive officers may be deemed to have been participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction was included in the definitive joint proxy and consent statement/prospectus referred to above. Additional information regarding the directors and executive officers of DropCar is included in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2020, as amended on April 10, 2020. Investors should read the definitive joint proxy and consent solicitation statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from DropCar or AYRO using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of AYRO, DropCar nor their affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the geographic, social and economic impact of COVID-19 on AYRO’s ability to conduct its business and raise capital in the future when needed; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the market for AYRO’s products is developing and may not develop as expected; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. Risks and uncertainties related to the Merger that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, without limitation, risks relating to the completion of the Merger, including the satisfaction of closing conditions; the anticipated financing to be completed prior to or concurrently with the closing of the Merger; the cash balances of the combined company following the closing of the Merger and the financing; the ability of the combined company to remain listed on the Nasdaq Capital Market; and expected restructuring-related cash outlays, including the timing and amount of those outlays.

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DropCar Contacts	AYRO Contacts
DropCar, Inc.	Darrow Associates, Inc.
Spencer Richardson, CEO	Jordan Darrow, Principal
(646) 342-1595	(512) 551-9296
spencer@dropcar.com	jdarrow@darrowir.com

DropCar, Inc.
Melissa Mahler, Investor Relations Director	Darrow Associates, Inc.
(212) 918-8158	Peter Seltzberg, Managing Director
516-419-9915
pseltzberg@darrowir.com